EXHIBIT 99.1

GRANT PARK WEEKLY PERFORMANCE STATISTICS * 06/01/07
	Weekly ROR	MTD ROR	YTD ROR
Class A Units	4.17%	2.29%	4.17%
Class B Units	4.16%	2.29%	3.79%

* Subject to independent verification

COMMENTARY FOR THE WEEK ENDED JUNE 1, 2007

The Grant Park Futures Fund posted trading gains during the last week of May; positions in the interest rates, currencies and stock indices were responsible for the majority of profits. Losses came exclusively from the energy sector.

Short positions in the interest rate sector benefited as prices for fixed income instruments fell around the globe. Domestically, Eurodollars and Ten-year notes closed weaker after it was reported that the U.S. economy had added 157,000 jobs during May, a higher number than economists had anticipated. The data sent fixed income prices lower along every part of the yield curve as investors interpreted the news to suggest that the U.S. economy could be heading into a period of tight labor supply and more modest growth. Stronger than expected data from the U.S. manufacturing sector also pushed prices lower. The prospect of higher interest rates also sent prices for foreign instruments lower, benefiting short positions in the Canadian bills, LIFFE euribor and German bund.

The prospect of higher interest rates sent some foreign “dollar” currencies higher against the U.S. dollar, resulting in gains from long positions in those issues. Long positions in the New Zealand dollar were profitable after the central bank there said that it would raise interest rates. The Canadian dollar reached its highest level against the U.S. dollar in almost thirty years after the Canadian central bank suggested that an interest rate increase could be needed “in the near term” to combat inflation. The Australian dollar also rallied against the greenback, gaining 1.5% against the dollar as analysts suggested that investors were gravitating toward higher yielding currencies.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com

Share prices were higher during the week, resulting in gains for long positions. The S&P Composite Index gained more than 1% and reached all-time highs as analysts suggested that the favorable U.S. employment and manufacturing data might signal a softer landing for the U.S. economy. Foreign markets also performed well with gains coming from long positions in the German DAX and Tokyo Nikkei.

Lastly, long positions in the energy sector reported losses as prices for crude products fell during the week despite continued strong demand for unleaded gasoline. Analysts suggested that the price weakness was the result of technically based selling.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com